                                                                  EXHIBIT 3.2

                              AMENDED AND RESTATED
                              --------------------

                                     BY-LAWS
                                     -------

                                       OF
                                       --

                         VSUS TECHNOLOGIES INCORPORATED
                         ------------------------------
                            (A DELAWARE CORPORATION)

                              AS OF APRIL 14, 2004

                ------------------------------------------------


                            ARTICLE I - STOCKHOLDERS
                            ------------------------

         Section 1.1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held for the purpose of electing Directors, at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings or as otherwise required under the provisions of the General Corporation Law of the State of Delaware.

         Section 1.3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

         Section 1.4. Notice of Meetings.

                  (a) Except as otherwise provided by law or the rules of any stock exchange, or the Nasdaq Stock Exchange, Inc. ("Nasdaq"), whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting, and the purpose or purposes for which it is called, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other to whom the giving of notice may be required by law.

Notice of a special meeting shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, and directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request.

                  (b) Notice of any meeting need not be given to any person who may become a stockholder of record after the record date, as determined under
Section 1.10 of these By-laws and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting.

         Section 1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with
Section 1.4.

         Section 1.6. Quorum. Except as otherwise provided herein, or by law or the rules of any stock exchange or Nasdaq, or in the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), at all meetings of stockholders of the Corporation, the presence at such meetings in person or by proxy of stockholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 1.5 of these By-laws until a quorum shall attend. At any such adjourned meeting at which a quorum is present, any business may be transacted at the adjournment thereof which could have been transacted at the meeting as originally called if a quorum had been present. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.7. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his absence, by the President, or in his absence by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting by a majority of stockholders present. The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

         Section 1.8. Voting; Proxies.

                  (a) Except as otherwise provided by law, by these By-laws, or by the Certificate of Incorporation of the Corporation, any corporate action, other than the election of Directors to be taken by vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

                  (b) Except as otherwise provided by law, by these By-laws, or by the Certificate of Incorporation of the Corporation, each stockholder of record entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

                  (c) Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to a corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No such proxy shall be voted or acted upon after three years from its date, unless the person(s) executing it shall have specified therein the length of time it is to continue in force. Such proxy shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

                  (d) At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, all other elections and questions shall, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

         Section 1.9. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the rules of any stock exchange or Nasdaq, not be more than sixty nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment.

         Section 1.10. List of Stockholders Entitled to Vote. The Secretary, after consultation with the transfer agent, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at the place where the meeting is to be held, or at another place within the city where the meeting is to be held, which other place shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger maintained by the transfer agent shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation or the rules of any stock exchange or Nasdaq, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand, by certified mail, return receipt requested, or by overnight courier from which evidence of receipt may be obtained) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the Minute Book in which proceedings of minutes of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                         ARTICLE II - BOARD OF DIRECTORS
                         -------------------------------

         Section 2.1. Number, Election and Term of Office.

                  (a) The Board of Directors of the Corporation shall consist of one or more members, each of whom shall be a natural person. The actual number of Directors constituting the Corporation's Board of Directors shall be fixed from time to time by action of the stockholders or Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation.

                  (b) Except as may otherwise be provided herein or in the Certificate of Incorporation, at each annual meeting of stockholders, each member of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast at such meeting.

                  (c) Each Director shall hold office until the annual meeting of the stockholders next succeeding his election, and until his successor is duly elected and qualified, or until his prior death, resignation or removal.

         Section 2.2. Duties and Powers. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by law expressly conferred upon or reserved to the stockholders.

         Section 2.3. Annual and Regular Meetings; Notice.

                  (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

                  (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

                  (c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limit, and in the manner set forth, in paragraph (b) of Section 2.4 of this Article II, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 2.4.

         Section 2.4. Special Meetings; Notice.

                  (a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the Directors (including the Chairman), at such time and place as may be specified in the respective notices or waivers of notice thereof.

                  (b) Except as otherwise required by law, notice of a special meeting shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 2.8 of this
Article II, need not specify the purpose of the meeting.

                  (c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjournment of a meeting shall not be required to be given.

         Section 2.5. Organization. At all meetings of the Board of Directors the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a chairman chosen by the Directors shall preside. The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.6. Quorum and Adjournments.

                  (a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the rules of any stock exchange or Nasdaq, by the Certificate of Incorporation, or by these By-laws.

                  (b) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

         Section 2.7. Manner of Acting; Telephonic Meetings; Unanimous Consent Permitted.

                  (a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

                  (b) Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7(b) shall constitute presence in person at such meeting.

                  (c) Except as otherwise provided by law or the rules of any stock exchange or Nasdaq, by the Certificate of Incorporation, or these By-laws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

         Section 2.8. Vacancies. Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

         Section 2.9. Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.10. Removal. Any Director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the stockholders called for that purpose, and may be removed for cause by action of the Board of Directors.

         Section 2.11. Salary. An annual fee in an amount to be determined by resolution by the Board of Directors may be paid to each Director, for his or her services as such, and by resolution of the Board of Directors, a fixed sum plus expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 2.12. Contracts.

                  (a) No contract or other transaction between the Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a Director or officer, or are Directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors and the stockholders.

                  (b) Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of the Corporation, and no Director shall be liable in any way by reason of such interest, provided at the fact of such interest be disclosed or made known to the Board of Directors and the stockholders, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section 2.12 shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise he valid under the law (common, statutory or otherwise) applicable thereto.

         Section 2.13. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of one or more Directors, with such powers and authority (to the extent permitted by law and the rules of any stock exchange or Nasdaq) as may be provided in such resolution.


                             ARTICLE III - OFFICERS
                             ----------------------

         Section 3.1. Number, Election and Term of Office.

                  (a) The officers of the Corporation shall consist of a President and Chief Operating Officer, a Secretary, a Chief Financial Officer, and such other officers, including a Chairman and Chief Executive Officer, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. The Chairman of the Board of Directors shall, and any other officer may, be a Director of the Corporation. Any two or more offices may be held by the same person.

                  (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

                  (c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, or until his death, resignation or removal.

         Section 3.2. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President or Secretary, and the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.3. Removal. Any officer may be removed, either with or without cause, and a successor elected by a majority of the Board of Directors at any time.

         Section 3.4. Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

         Section 3.5. Duties of Officers. Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time be specifically conferred or imposed by the Board of Directors.

         Section 3.6. Sureties and Bonds. In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

         Section 3.7. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chairman, the President, any Vice President, the Chief Financial Officer, or such other person as the Board of Directors may authorize.


                          ARTICLE IV - SHARES OF STOCK
                          ----------------------------

         Section 4.1. Certificate of Stock.

                  (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman or the President or a Vice President, and (ii) the Secretary or Chief Financial Officer, and shall bear the corporate seal, if any. Such signatures and corporate seal may be imprinted or facsimiles.

                  (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

                  (c) To the extent permitted by law or the rules of any stock exchange or Nasdaq, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

         Section 4.2. Lost or Destroyed Certificates. The holder of any certificate representing shares of the Corporation shall notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation through its transfer agent may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors, by resolution or resolutions duly adopted, may delegate to the Transfer Agent of the Corporation, the authority to issue replacement stock certificates in such manner and on such terms as are deemed appropriate by the Board of Directors and specified in such resolution or resolutions.

         Section 4.3. Transfers of Shares.

                  (a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

                  (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                              ARTICLE V - DIVIDENDS
                              ---------------------

         Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.


                            ARTICLE VI - FISCAL YEAR
                            ------------------------

         The fiscal year of the Corporation shall commence on the 1st day of January of each year and end on the 31st day of December, unless and until amended by the Board of Directors and subject to applicable law. The fiscal year of the Corporation may be fixed from time to time by resolution of the Board of Directors.


                          ARTICLE VII - CORPORATE SEAL
                          ----------------------------

         The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


                            ARTICLE VIII - AMENDMENTS
                            -------------------------

         Section 8.1. By-laws. All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of Directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

         Section 8.2. Amendment By Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the By-laws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto may alter, amend or repeal the By-laws made by the Board of Directors, and the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the By-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of Directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.


                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

         Section 9.1. Right to Indemnification. The Corporation



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


shall indemnify and hold harmless, to the full extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         Section 9.2. Payment of Expenses. Subject to any regulation, statute or other applicable law to the contrary, the Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         Section 9.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 9.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any of the rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 9.5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is


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serving at its request as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit enterprise.

         Section 9.6. Amendment or Repeal. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of the directors of the Corporation existing at the time of such repeal or modification.

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